                                                                    Exhibit 7(c)

                           Pine Ridge Financial Inc.
                           c/o Cavallo Capital Corp.
                        660 Madison Avenue, 18/th/ Floor
                              New York, NY 10021

                                August 21, 2001


The Allen E. Paulson Living Trust
Paulson Enterprises
P.O. Box 9660
Rancho Santa Fe, CA 92067
Attn: J. Michael Paulson
    and Edward White

     Re:  CardioDynamics International Corporation
          ----------------------------------------

Ladies and Gentlemen:

     This letter agreement (this "Agreement"), dated as of August 21, 2001, is
                                  ---------
between The Allen E. Paulson Living Trust, a California trust (the "Seller"),
                                                                    ------
and Pine Ridge Financial Inc. an international business company duly organized and existing in accordance with the laws of the British Virgin Islands (the "Purchaser"). Capitalized terms used in this Agreement shall have the meanings
 ---------
set forth in the attached Schedule B.
                          ----------

     (1)  Purchase and Sale of Registered Shares
          --------------------------------------

          (a) The Purchaser shall purchase from the Seller and the Seller shall sell to the Purchaser, 500,000 registered shares of Common Stock ("Registered
                                                                   ----------
Shares") at a purchase price per share of Common Stock equal to 85% of the
------
average closing bid prices for the Common Stock for the five Trading Days preceding and the five Trading Days subsequent to, but in each case excluding, the date (the "Effective Date") on which a registration statement with respect to such Registered Shares becomes effective (the "Registered Shares Purchase Price"); provided that

          (i) the Registered Shares Purchase Price shall in no event be less than $4.50 per share (the "Minimum Net Purchase Price"); and

          (ii) in the event that the average of the closing bid prices for the Common Stock for the five Trading Days preceding and the five Trading Days subsequent to, but in each case excluding, the Effective Date is equal to or less than $5.15 per share, the Purchaser shall have no obligation to purchase the Registered Shares, but shall instead have an option to purchase up to 500,000 Registered Shares at a price per share equal to the Minimum Net Purchase Price (the "Registered Shares Option"); provided that such option shall expire, and the Seller shall have no further obligation with respect thereto, upon the expiration of the second Business Day immediately following the fifth Trading Day after the Effective Date (excluding the Effective Date). Purchaser may exercise the Registered Shares Option by providing the Seller with a written notice, via facsimile at any time after the fifth Trading Day following the Effective Date (excluding the Effective Date) but in no event later than the second Business Day immediately following the fifth Trading Day after the Effective Date, specifying the number of Registered Shares to be purchased by the Purchaser at the Minimum Net Purchase Price.

     (b) The sale of Registered Shares to the Purchaser shall be effected on the second Business Day immediately following the fifth (5/th/) Trading Day after the Effective Date (such date, the "Registered Shares Sale Date"). No
                                          ---------------------------
later than the two Trading Days following the Registered Shares Sale Date, the Purchaser will deliver the aggregate purchase price for the Registered Shares to the Escrow Agent (as defined in the Escrow Agreement defined below) for disbursement in accordance with the Escrow Agreement dated as of August 21, 2001, between the Purchaser, the Seller, California Bank & Trust, and Clark & Trevithick ("Escrow Agreement"). Within eight (8) Business Days of
                         ----------------
the delivery to the Escrow Agent by the Purchaser of the aggregate purchase price for the Registered Shares so purchased, the Seller shall, pursuant to the account instructions on the attached Schedule C, cause the Registered Shares to
                                     ----------
be delivered to the Purchaser's account through the Depository Trust Company DWAC system.

     (2)  Representations and Warranties of the Purchaser.  The Purchaser
          -----------------------------------------------
represents and warrants to the Seller as follows:

          (a)  Organization; Authority.  The Purchaser is an entity duly
               -----------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the Escrow Agreement and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of Registered Shares hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Escrow Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

          (b)  Access to Information.  The Purchaser acknowledges that it has
               ---------------------
reviewed all necessary information concerning the Seller and has been afforded
(i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Seller concerning the terms and conditions of the offering of the Registered Shares and the merits and risks of investing in the Registered Shares; and (ii) the opportunity to obtain such additional information which the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

     The Seller acknowledges and agrees that other than the representations and warranties contained herein, the Purchaser does not make or has not made any representations or warranties to the Seller with respect to the transaction contemplated hereby.

     (3)  Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Purchaser as follows:

          (a)  Authorization; Enforcement.  The Seller has the requisite power
               ---------------------------
and authority to enter into and to consummate the transactions contemplated by each of this Agreement and the Escrow Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement and the Escrow Agreement by the Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Seller and no further action is required by the Seller. This Agreement and the Escrow Agreement have been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. The Seller is not in violation of any of the provisions of its organizational or charter documents as a result of the transaction contemplated in this Agreement and the Escrow Agreement.

          (b)  No liens on Registered Shares.  As of the date on which
               -----------------------------
Registered Shares are delivered to the Purchaser pursuant to the terms hereof and the terms of the Escrow Agreement, the Seller will be the sole beneficial owner of the Registered Shares and at the time that Registered Shares are delivered to the Purchaser such Registered Shares will not be subject to any liens, pledges, encumbrances, security interests, or other restrictions.

          (c)  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement and the Escrow Agreement by the Seller and the consummation by the Seller of the transaction contemplated hereby do not and will not (i) conflict with or violate any provision of the Seller's organizational or charter documents (each as amended through the date hereof), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement or other instrument or other understanding to which the Seller is a party or by which any property or asset of the Seller is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller is bound or affected, except to the extent that any such violation would not have a material adverse effect on the Seller.

          (d)  Consents and Approvals. The Seller is not required to obtain any
               ----------------------
consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Seller of this Agreement and the Escrow Agreement, other than reports of beneficial ownership to applicable governmental authorities, which the Seller agrees to promptly make.

          (e)  Certain Fees.  Except for certain fees payable by the Seller as
               ------------
set forth in Schedule A hereto, no fees or commissions will be payable by the
             ----------
Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transaction contemplated by this Agreement or the Escrow Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement or the Escrow Agreement as a result of any action taken by the Seller. The Seller shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

          (f)  Disclosure.  The Seller confirms that neither it nor any
               ----------
other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Seller understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions with respect to the Registered Shares.

     (4)  Indemnification.
          ---------------

          (a) The Seller agrees to indemnify and hold harmless the Purchaser, its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation, warranty or covenant made by the Seller in this Agreement or the Escrow Agreement.

          (b) The Purchaser agrees to indemnify the Seller and its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) ("Purchaser Losses") which may be suffered or
                                   ----------------
incurred by it as a result of any breach of any representation, warranty, or covenant made by the Purchaser in this Agreement or the Escrow Agreement.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall
                                                   -----------------
promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and
 ------------------
circumstances giving rise to such claim. The failure of any Person to deliver the notice required by this Section shall not in any way affect the indemnifying party's indemnification obligation hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent may not be unreasonably withheld) but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment and the indemnifying party shall obtain a full release of the indemnified party.

     (5)  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect thereto.

     (6)  Notices.  Any and all notices or other communications or deliveries
          -------
required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

     If to the Seller                  The Allen E. Paulson Living Trust
     by U.S. mail or           Paulson Enterprises
     facsimile transmission:   P.O. Box 9660
                                       Rancho Santa Fe, CA 92067
                                       Facsimile Numbers.: 858-756-3194

                                       Attn: J. Michael Paulson
                                             and Edward White

     If to the Seller                  The Allen E. Paulson Living Trust
     by courier service:               c/o Del Mar Country Club
                                       6001 Clubhouse Drive
                                       Rancho Santa Fe, CA 92067

     With a copy to:           Gibson, Dunn & Crutcher LLP
                                       2029 Century Park East
                                       Century City, CA 90067-3026
                                       Facsimile No.: 310-551-8741
                                       Telephone No.: 310-552-8500
                                       Attn: Shari Leinwand, Esq.

     If to the Purchaser:              To the address set forth under the
                                       Purchaser's name on the signature
                                       pages hereto

     (7)  Amendments; Waivers.  No provision of this Agreement may be waived or
          -------------------
amended except in a written instrument signed, in the case of an amendment, by the parties or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     (8)  Headings.  The headings herein are for convenience only, do not
          --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     (9)  Successors and Assigns.  This Agreement shall be binding upon and
          ----------------------
inure to the benefit of the parties and their successors and permitted assigns. Neither the Seller nor the Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser or the Seller, respectively.

     (10) No Third-Party Beneficiaries.  This Agreement is intended for the
          ----------------------------
benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     (11) Governing Law.  All questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New
                                                                           ---
York Courts").  Each party hereto hereby irrevocably submits to the jurisdiction
-----------
of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such New York Courts are inconvenient or will be an improper forum for such proceeding. Each party hereto (including its Affiliates, agents, officers, directors and employees) hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its Affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     (12) Survival.  The representations, warranties, agreements and covenants
          --------
contained herein shall survive the closing until the earlier to occur of (a) the expiration of this Agreement and (b) the date on which the Registered Shares are delivered to the Purchaser pursuant to Section 1(b).

     (13) Execution.  This Agreement may be executed in two or more
          ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     (14) Severability.   In the event that any court of competent
          ------------
jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement is unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be the interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect. With regard to any provision, or portion thereof deemed wholly unenforceable, the parties shall attempt to agree upon a valid and enforceable provision or portion thereof, which shall be a reasonable substitute therefor, and upon such agreement, shall incorporate such substitute provision or portion thereof in this Agreement.

     (15) Remedies.  In addition to being entitled to exercise all rights
          --------
provided herein or granted by law, including recovery of damages, each of the parties will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                  THE ALLEN E. PAULSON LIVING TRUST

                                  By: /s/ John Michael Paulson
                                      ---------------------------------
                                  Name:  John Michael Paulson
                                  Title: Co-Trustee


                                  By: /s/ Edward White
                                      ---------------------------------
                                  Name:  Edward White
                                  Title: Co-Trustee


                                  PINE RIDGE FINANCIAL INC.


                                  By:__________________________________
                                  Name:
                                  Title:


                    Address for Notice:

                    Pine Ridge Financial Inc.
                    c/o Cavallo Capital Corp.
                    660 Madison Avenue, 18th Floor
                    New York, NY 10021
                    Tel.: (212) 651-9000
                    Fax: (212) 651-9010
                    Attn: Avi Vigder

     With a copy to: Robinson Silverman Pearce Aronsohn & Berman LLP
                    1290 Avenue of the Americas
                    New York, NY 10104
                    Facsimile No.: (212) 541-4630 and (212) 541-1432
                    Attn: Kenneth L. Henderson and Eric L. Cohen, Esq.

                                  Schedule A
                                  ----------

                      Schedule of Fees Payable by Seller
                      ----------------------------------

     In connection with the purchase of Registered Shares under this Agreement, the Seller shall pay (i) to S.R. West Corp., a dollar amount equal to 3.5% of the gross purchase price paid by the Purchaser and for the Registered Shares and
(ii) to the Company, a dollar amount equal to 3.5% of the gross purchase price paid by the Purchaser for the Registered Shares.

                                  Schedule B.
                                  ----------

     "Affiliate" means, with respect to any Person, any other Person that
      ---------
directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with
                                                    -------
respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings
                  ----------    -----------       ----------
correlative to the foregoing.

     "Business Day" shall mean any day except Saturday, Sunday and any day which
      ------------
shall be a legal holiday or a day on which banking institutions in New York City or California are authorized or required by law or other governmental action to close.

     "Commission" shall mean the United States Securities and Exchange
      ----------
Commission.

     "Common Stock" shall mean the shares of  common stock, no par value per
      ------------
share of CardioDynamics International Corporation.

     "Company" shall mean CardioDynamics International Corporation.
      -------

     "Nasdaq" means the Nasdaq National Market.
      ------

     "Person" means an individual or corporation, partnership, trust,
      ------
incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     "Subsequent Market" shall mean any of the New York Stock Exchange, American
      -----------------
Stock Exchange, Inc or Nasdaq Small Cap Market.

     "Trading Day" means a day on which the shares of Common Stock are traded on
      -----------
the Nasdaq or on such Subsequent Market on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the Nasdaq or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or
(c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided,
                                                                      --------
that in the event that the shares of Common Stock are not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

                                  Schedule C
                                  ----------

                      Pine Ridge DTC Account Instructions
                      -----------------------------------

     Bear, Stearns & Co.
     DTC # 352
     For the account of Pine Ridge Financial Inc.
     Account # 102-25686.